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                                                                    EXHIBIT 23.6


                                    CONSENT

     In accordance with Rule 438 under the Securities Act of 1933, as amended, the undersigned consents to being named in this Registration Statement on Form S-1 as a person who is about to become a director of Better Image, Inc.


May 7, 1999.


                                        /s/ W. Grant Stevens
                                        --------------------------------
                                        W. Grant Stevens, M.D., F.A.C.S.